SHAREHOLDR MEETING (UNAUDITED)
DECEMBER 10, 2003

A Special Meeting of shareholders was held on December 10, 2003.

At the meeting, two directors were elected to the Board of Directors of the Fund by the Fund's shareholders: Frank Nesvet and Thomas D. Rath. Other Directors in office are Ronald R. Angarella, Michael D. Coughlin and Elizabeth S. Hager.

The matters voted upon, with affirmative and negative votes:
    									  FOR	        AGAINST
1. Election of Frank Nesvet (All Portfolios)	    79,898,955	    2,984,847
2. Election of Tom Rath (All Portfolios)	          79,387,184        3,241,864
3. Amendment to investment restriction relating to
    securities lending (Capital Growth Portfolio)    8,044,894     	741,378
4. Amendment to investment restriction relating to
    securities lending (High Yield Bond Portfolio)   1,922,957		316,382
5. Amendment to investment restriction relating to
    securities lending (S&P 500 Index Portfolio)    20,616,082	    4,146,086
6. Amendment to investment restriction relating to
    securities lending (Value Portfolio) 			3,743,865		235,401
7. Amendment to investment restriction relating to
    securities lending (International Equity Portfolio) 2,765,158		729,133
8. Amendment to investment restriction relating to
    securities lending (Strategic Growth Portfolio) 	5,266,195		789,007
9. Amendment to investment restriction relating to
    securities lending (Capital Growth Portfolio) 	8,044,894		741,378
10. Amendment to investment restriction relating to
    securities lending (World Growth Stock Portfolio) 3,896,339		657,683
11. Amendment to investment restriction relating to
    securities lending (Growth Portfolio) 		2,796,366		217,162
12. Amendment to investment restriction relating to
    securities lending (Balanced Portfolio) 		4,775,170		395,809
13. Amendment to investment restriction relating to
    securities lending (Small Company Portfolio) 	4,335,194		439,677
14. Amendment to investment restriction relating to
    securities lending (Mid-Cap Growth Portfolio) 	2,474,984		173,513
15. Amendment to investment restriction relating to
    securities lending (Mid-Cap Value Portfolio) 	2,900,804		657,683
16. Amendment to investment restriction relating to
    securities lending (Small-Cap Value Portfolio) 	3,219,715		109,100
17. Approve Sub-Advisory Agreement with Mellon
    Capital Management (S&P 500 Index Portfolio) 	22,438,183	    2,974,367
18. Approve multi-manager relief (S&P 500)		21,102,011	    4,262,848

World Growth Stock Re-Classification from Fundamental to Non-Fundamental
1.  illiquid securities						3,989,316		575,998
2.  securities of other investment companies		4,021,946		548,455
3.  options								3,973,048		598,223
4.  joint trading							3,979,988		572,916
5.  investing for control purposes				4,048,751		524,989
6.  oil and gas programs					4,139,142		438,540
7.  foreign securities						4,158,316		416,281
8.  warrants							3,989,926		568,644
9.  new companies							4,097,981		468,769

Small Company Re-Classification from Fundamental to Non-Fundamental
1.  illiquid securities						4,122,415		579,346
2.  securities of other investment companies		4,106,803		602,871
3.  options								4,063,276		663,441
4.  joint trading							4,160,812		571,379
5.  investing for control purposes				4,186,316		536,520
6.  oil and gas programs					4,227,054		511,017
7.  foreign securities						4,114,453		610,052
8.  warrants							4,155,799		576,028